UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 8, 2006
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                                 BIOMET, INC.
                                 ------------
            (Exact name of registrant as specified in its charter)

          Indiana                       0-12515                 35-1418342
          -------                       -------                 ----------
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)          Identification No.)

                 56 East Bell Drive
                  Warsaw, Indiana                                  46582
                  ---------------                                  -----
        (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (574) 267-6639
                                                    --------------

                                Not Applicable
                                --------------
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 8, 2006, Biomet, Inc. (the "Company") entered into a Separation, Release and Consultancy Agreement with Dane A. Miller, Ph.D. (the "Agreement"). Pursuant to the terms of the Agreement, Mr. Miller will receive $4,000,000 on October 1, 2006, $500,000 on November 30, 2006 and $500,000 on
the last day of each quarter thereafter through the first quarter of fiscal year 2010 as compensation for his consulting services. The Agreement contains certain restrictive covenants prohibiting Mr. Miller from competing with the Company and soliciting employees of the Company during the term of the Agreement. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated in this report by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Separation, Release and Consultancy Agreement, dated as of May 8, 2006, between the Company and Dane A. Miller, Ph.D.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BIOMET, INC.

Date: May 10, 2006                     By: /s/ Daniel P. Hann
                                          ------------------------------
                                          Name:  Daniel P. Hann
                                          Title: Interim President and
                                                 Chief Executive Officer

Exhibit Index

Exhibit 10.1 Separation, Release and Consultancy Agreement, dated as of May 8, 2006, between the Company and Dane A. Miller, Ph.D.